Exhibit 99.1

InspireMD Announces Establishment of Global Headquarters in Miami, Florida to Support Anticipated U.S. Launch and Commercialization of the CGuard Prime Carotid Stent System

Miami, Florida — October 15, 2024 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard™ Embolic Prevention Stent System (EPS) for the prevention of stroke, today announced the establishment of its global headquarters in Miami, Florida. The new facility will ideally position the Company to support the anticipated U.S. launch and commercialization of the CGuard Prime carotid stent system in the first half of 2025, if approved.

Marvin Slosman, Chief Executive Officer of InspireMD, stated, “The establishment of our new headquarters location in the U.S. represents a significant step as we prepare for potential FDA approval of CGuard Prime in the first half of next year. Together with the ongoing build-out of world class commercial and operational teams and supporting infrastructure, our new U.S.-based headquarters will be key to driving long-term growth and serving the U.S. market while creating sustained shareholder value.”

“Building our operational infrastructure in the South Florida market provides tremendous resources, as this area has a rich history of medical device innovation. This access to talent and capacity provides excellent capital to build our company as we ready for our U.S. launch,” said Peter Ligotti, General Manager of InspireMD’s U.S. Business.

Shane Gleason, Chief Commercial Officer, shared, “We’re building our marketing, training and sales operations teams in South Florida to form the foundation of a world-class US commercial organization and support our growing field sales and clinical support team. It’s an exciting time as we prepare to build on our success outside of the US and serve the demand for CGuard Prime and SwitchGuard NPS upon their highly anticipated potential approval and clearance.”

On September 16th, InspireMD announced that the company has submitted the final module of its Premarket Authorization (PMA) application to FDA for the CGuard Prime carotid stent system.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Examples of such statements include, but are not limited to, statements relating to the C-GUARDIANS U.S. IDE clinical trial, including one-year results from such trial presented at LINC 2024, as well as the timing and outcome of any subsequent results, potential FDA approval, or potential launch or commercialization in the U.S. or elsewhere. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently; actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute our stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

investor-relations@inspiremd.com